SOLE EXCLUSIVE RIGHTS AND DISTRIBUTION AGREEMENT


This Agreement of (20) pages was signed on 19th day of July 2005.

BETWEEN:

ESSENTIAL INNOVATIONS CORPORATION: Incorporated under the Canada Business Corporations Act
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(Hereinafter referred to as "Essential Innovations" or "EIC")

AND:

Global Business Exchange CORPORATION: Incorporated in the Province of British Columbia
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(Hereinafter referred to as "GBX")

WHEREAS Essential Innovations Corporation has developed the EI Elemental line of innovative Geoexchange products. EIC is now focused on manufacturing and distribution strategies for it's proprietary EI Elemental Family of Products, which exclusively utilizes geoexchange technology, R410A refrigerant and specialized artificial intelligence controls. EIC is now actively seeking execution of product licensing and distribution agreements for its EI Elemental Heat Energy System throughout the World.

AND WHEREAS Essential Innovations is to be introduced to associates, affiliates, colleagues, branches, subsidiaries or other contacts of GBX in the Territory (as hereinafter defined).

AND WHEREAS GBX wishes to enter into a sole exclusive distribution and agency agreement with Essential Innovations whereby GBX would take on sole responsibility for the distribution, marketing and sale of the Product (as hereinafter defined) throughout the Territory (as hereinafter defined). GBX through its associates, affiliates, colleagues, branches, or subsidiaries wishes to undertake responsibilities for the evaluating, distribution, marketing and sale of the Product(s) (as hereinafter defined) on a sole exclusive basis throughout the Territory (as hereinafter defined) on the terms and conditions contained herein;

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     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants in this Agreement, the Parties agree as follows:

1.       DEFINITIONS

         Definitions

         As used in this Agreement, the following words and phrases shall have the following meanings:

         "Term" means the term of this Agreement as provided in subsection 3(a) including any renewal provided hereunder.

         "Trade-Mark" means the trademark or trademarks of all products manufactured by Essential Innovations and its affiliates.

         1.       "Territory" means MEXICO ONLY

         "Future Territory" means Central Americas ONLY

         "Product" means EI Elemental Geothermal Heat Pumps manufactured by Essential Innovations Corporation

         "Parties," means Essential Innovations Corporation and Global Business Exchange Corporation

         "Unit or Units," means any one individual EI Elemental Geothermal Heat Pump (of any size)

2.       APPOINTMENT AND TERRITORY

         (a)      Appointment

         Essential Innovations hereby grants GBX sole exclusive rights to market, distribute and sell the Product(s) within the Territory and hereby appoints GBX as its sole distributor in the Territory for this purpose subject to the terms and conditions herein.

         (b)      Territory

         GBX shall be granted Sole Exclusive Rights to market, distribute and sell the Product(s) exclusively in the "Territory".

         (c)      Sub-Distribution

         GBX shall have the right to appoint sub-distributors, provided that, as a condition of such appointment such sub-distributor shall be entitled to distribute and promote the Product(s) only within the Territory and subject to and in accordance with the terms of this Agreement,

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         including the requirement that the sub-distributor must undergo and take part in a training program to be provided in conjunction with Essential Innovations and GBX at the sole cost of GBX.

         (d)      First Right of Refusal

         It is hereby agreed under the terms of this Agreement that at such future date when Exclusivity is to be granted for the "Future Territory" as defined herewith, then GBX shall have the "First Right of Refusal" to obtain such Exclusive Distribution should they wish to exercise such right subject to similar terms and conditions as set forth in this Agreement for the Exclusive Distribution Rights to the Territory.

         (e)      Restriction on Sales of the Product

         Subject to the terms of this Agreement, during the Term, Essential Innovations shall not, directly or indirectly, sell, assign or grant to any other person, entity, firm or organization, the right to, market, sell or distribute the Product within the Territory unless with written approval from GBX.

         (f)      Referrals

         Essential Innovations agrees to refer to GBX all inquiries, orders or requests for all Products originating from or intended for delivery within the Territory.

3.       TERMS AND RENEWAL

         (a)      Term

         This Agreement shall become effective upon its execution by both EIC and GBX hereto and shall remain in effect for a period of one (1) year from the date of such execution (the "Initial Term") subject to the terms and conditions herein.

         (b)      Renewal

         After the Initial Term period, this Agreement will be automatically extended to a further three (3) year consecutive period, under the same conditions and terms within this Agreement, providing that GBX has complied with all the terms of this Agreement up to and including the time of renewal (except for applicable annual increases in the purchase quotas and volume requirements).

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4.       PURCHASE ORDER ACKNOWLEDGMENT

         Essential will acknowledge orders in writing within ten (10) working days after receipt of an accurate and complete order. Order is not considered received until all information provided by GBX for the product, billing, and shipping data is complete and accurate. Order acknowledgments will be sent to the GBX "bill to" address, unless otherwise requested by the GBX. The acknowledgment shall include field/purchase order number, ship to address, items ordered, contract pricing, and ship date. Essential shall send only one order acknowledgment per order (unless subsequent changes need to be acknowledged), which shall be a consistent form recognized by their customers, and checked for accuracy prior to mailing. Essential may refuse to accept telephone orders due to the possibility of errors, however shall have capability to receive fax orders.

         Alternate or additional terms and conditions accompanied with a purchase order acknowledgment are unacceptable; the terms and conditions incorporated herein prevail.

5.       ORDER CANCELLATION & CHANGE ORDERS

         GBX may cancel or change orders for standard contract items without penalty within 15 working days from postmark date of order acknowledgment. After this period, Essential may impose a 10% penalty of the item(s) being cancelled and/or changed.

         If a customer cancels an order for custom designed items, Essential may impose up to a 100% penalty of the item(s) being cancelled.

6.       PACKAGING

         Specifications: Unless otherwise specified, goods are to be shipped in new and undamaged condition and packaged in accordance with mutually agreed upon standards between Essential and GBX. Goods shipped in other than mutually agreed upon standards, as requested by the GBX, shall be at an additional cost to the GBX.

7.       PRICE

         (a)      Sale Price

                  (i) Essential Innovations shall, from time to time, provide GBX with price-lists with respect to the Product quoted FOB (Surrey, Canada), or quoted FOB (Fort Wayne, Indiana).

                  (ii) Essential Innovations shall send a written notice to GBX, 60 days in advance, of any changes in the price list. Prices shall remain unchanged for at least 180 days after the effective date of the contract. Adjustments in contract pricing will be allowed on a pass-through basis only. Essential shall provide

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                           adequate documentation to justify said increases.
                           Approved price adjustments shall remain unchanged for at least 180 days thereafter.

                  (iii) Once Essential Innovations has quoted GBX with a price for the Product, the price shall be valid until completion of the deal (order) and may not vary until such time that the order is completed, provided the order is completed within the quoted period and under the quoted terms. This does not, however, relate to a "new order" that may be placed during the same time period and may be subject to different pricing should the price list have been amended during the specific ordering period.

         (b)      Payment

                  (i) Standard payment terms are Net 30 no interest from the date of receipt of the purchase order from GBX to EIC. With an industry standard interest charged for payment within 60 and 90 days.

                  (iii) For special circumstances, should GBX initiate in writing any direct sales between Essential Innovations and buyers in the Territory, Essential Innovations will invoice the buyer through GBX. In that case a wire transfer or money order shall be used to make payment directly to Essential Innovations.

         (c)      Price List

                  GBX shall have the right to establish its own pricelist for the Product(s) within the Territory.

         (d)      Sales and Marketing

                  The determination of sales and marketing strategies and selling prices for the Product(s) within the Territory shall be the sole responsibility of GBX.

         (e)      Registration of the Product

                  Should the Product(s) need to be registered, the official fees for the registration (if any) of the Product within the Territory shall be borne by EIC should it be necessary.

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8.       TERMS AND CONDITIONS

         The Parties agree that during the term of this Agreement Essential Innovations shall:

                  a) Provide GBX with all requested information presently available in order to assist GBX in the preparation of sales promotional material relating to the Product(s) and in order to facilitate advertising and sale of the Product(s);
                  b) Replace, at its own cost, any Product(s) delivered by Essential Innovations to GBX / GBX's buyer in a defective or un-merchantable state due to improper shipping;
                  c)       Properly maintain the registration of the Trade-Mark;
                  d) Essential Innovations shall not deal directly with any person, entity, firm or organization in the Territory and shall go through GBX unless with the knowledge and a written consent from GBX.
                  e)       Bear all liabilities for matters arising out of the
                           manufacture and quality of the Product(s) in
                           accordance with the standard manufacturer warranty and/or the manufacturer extended warranty, if applicable;
                  f) Permit GBX to hold itself out as an authorized sole distributor of the Product(s) within the specified Territory;
                  g) Package and label the Product in accordance with applicable standards and in compliance with the law of the jurisdiction of the ultimate sale. Such standards shall be identified by GBX and communicated to Essential Innovations in Writing

9.       WARRANTIES AND REPRESENTATIONS

         (a) Representations and Warranties of EIC. EIC represents and warrants to GBX that the statements made in this Agreement are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. EIC further agrees that at the Start Date to this Agreement, the representations and warranties of EIC set forth in this Agreement will be deemed to have been remade as of the Start Date and shall survive the End Date for the applicable period of limitations.

         EIC warrants and represents to GBX as follows:

                  (i) EIC is a corporation duly incorporated, validly existing and in good standing under the Federal laws of the Country of Canada, and has all requisite corporate power and authority to carry on its business in all material respects.

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                  (ii)     EIC has all requisite corporate power and authority
                           to enter into and deliver this Agreement and any other agreement or document necessary to perform this Agreement and to perform its obligations hereunder. The execution of this Agreement and such other agreements and instruments by EIC, and the performance of their terms by EIC, have been duly and validly authorized by appropriate members of the Board of Directors of Essential Innovations Technology Corp. ("EITC"), parent Company to EIC, and no further corporate action or authorization on behalf of EIC is required.

                  (iii) This Agreement is legal, valid and binding upon and enforceable against EIC in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

                  (iv) EIC has developed the EI Elemental Geothermal Heat Pump Technology and owns, possesses and has title to such and all documentation, designs, flow sheets and related materials free and clear of all liens, charges and encumbrances;

                  (v) EIC has not granted or agreed to grant any license or right or entered into any other agreement whereby EIC is obliged to give any other person, firm or corporation any rights to utilize or sell the EI Elemental Geothermal Heat Pump Technology in the Territory; and

                  (vi) To EIC's knowledge: (1) EIC has complied in all material respects with all laws and regulations of Governmental Bodies applicable to the business and operations of EIC and has filed with the proper authorities all material statements and reports required by all applicable laws and regulations; and
                           (2) EIC has not received notice of any violation of any laws and regulations applicable to the business or operations of EIC.

         (b) Representations and Warranties of GBX. This Agreement requires information, representations and warranties to enable EIC to determine whether to accept GBX as the Sole Exclusive Distributor in the Territory. GBX therefore represents and warrants as follows: GBX's information, representations and warranties set forth herein are true and complete and may be relied upon by EIC.

                  GBX warrants and represents to EIC as follows:

                  (i) If, before the Start Date, there is any material change with respect to GBX's affairs that would

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                           affect GBX's information, representations or
                           warranties set forth herein, GBX will promptly notify EIC of that change.

                  (ii) GBX is a company duly incorporated under the laws of British Columbia in good standing in accordance with the laws of such jurisdiction and shall remain so during the term of this Agreement.

                  (iii) It shall use its best and reasonable efforts to utilize and exploit the EI Elemental Geothermal Heat Pump Technology in accordance with the terms and conditions of this Agreement.

                  (iv) It shall comply with all applicable laws, orders and regulations relating to the utilization of the EI Elemental Geothermal Heat Pump Technology and, where required by applicable laws, become registered or licensed in such jurisdiction(s) as may be necessary.

10.      EXCLUSIVE DISTRIBUTION

         (a) Essential Innovations grants GBX sole exclusive distribution rights in the Territory for the Product(s) during the Term of this Agreement subject to GBX committing to the following minimum annual volume and purchase quotas defined as follows:

                  For the Territory of Mexico = a base of 200 units in Year One

                  (Special Note: For the 1st year of the Agreement, the start date for the fulfillment of the 1st years' minimum annual base of 200 unit purchase commitment will begin 3 months from the date of the actual execution date of this Agreement, making it initially a 15 month term;

                  On the 1st day of the 4th month, being the first day of the 12-month initial term, GBX agrees it will then place a purchase order with EIC for a minimum of at least 5 units of any product size or model at that date. The second purchase order will then be on the 1st day of the 8th month, being the first day of the 4th month of the12-month initial term, where GBX then agrees it will place a purchase order with EIC for a minimum of at least 20 units of any product size or model at that date, and on each and every subsequent 1st day of the month of the Agreement, while working to achieve the 200 unit minimum annual quota.

                  Assuming the successful completion of the 1st Year of the Agreement with GBX selling a minimum of 200 units, then EIC agrees that it will remove the monthly purchase requirement as it is understood that most of the orders that GBX will make will be large bulk orders and it will be difficult to determine when the orders will be made during the course of the Year.

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                  There will be a 25% purchase increase per annum from the base for each year of Renewal assuming the Contract is extended for an additional 3-year term as defined below:

                  Year Two:         250 units in the Territory
                  Year Three:       312 units in the Territory
                  Year Four:        390 units in the Territory

                  (i) At such time that EIC decides to offer Exclusivity in the "Future Territory" and then GBX may decide to exercise it's First Right of Refusal for Exclusivity in the "Future Territory" of "Central Americas" the Year One annual volume and purchase quota is as follows:

                           For the "Future Territory" of "Central Americas":
                           = Such annual quota will be determined at that time

                  As with the Territory the same annual % increase will apply for Renewal in the "Future Territory".

         (b) Essential Innovations will inform GBX of any direct or indirect contacts or any attempts of purchase from any buyers, entities, groups or organizations within the Territory or deliveries to be made in the Territory.

                  (i) Essential Innovations will not get involved with any buyers/entities in the Territory without the knowledge and written consent of GBX and in the case EIC is directly involved, GBX will be given such agreed commission/collectable profit afforded an Exclusive Distributor mentioned in this Agreement for each sale whether it is directly involved or not.

         (c) At such time and date that this Agreement may be renewed after 1 year, Essential Innovations will again notify GBX in writing as to what are to be the minimum purchase quotas, as defined in (b) above, for the three (3) year renewal term if GBX wishes to obtain the available extension.

                  (i) In addition to the minimum quota requirements that must be agreed to and met for any further renewal to the contract to occur, in such case that GBX is unwilling or incapable of meeting the expected minimum quota requirements, then Essential Innovations shall have the right to terminate the contract extension prior to the renewal, or at any time during the renewal period where GBX may fail to meet the required quotas.

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         (d)      Training

                  During the first 3 month period of the Agreement from the date of signing, a training program is to be implemented with GBX sending such number of team members as appropriate to the EIC manufacturing facility to become expertly trained in the installation and operation of the EI Elemental Family of Geothermal Heat Pump(s), in particular, with the operation of the units as it relates to the proprietary AICD (Artificial Intelligence Controls Diagnostics). GBX will pay to EIC $325.00 per man for the training program.

         (e)      Support Materials and Additional Documentation

                  EIC will provide to GBX such equivalent number of Spec Sheets as is appropriate for such number of units to be supplied. Marketing materials will be provided to GBX at no cost up to a certain number (to be determined), with additional marketing materials to be provided at a nominal charge.


11.      TERMINATION

         Each of Essential Innovations and GBX have the right to terminate this Agreement (except for those provisions which by their nature survive termination), upon the occurrence of breach of any terms and conditions of this Agreement, such termination to be effective after two months of receiving a written termination letter explaining the faults or breach of any of the provisions which can be disputed until proven. Therefore, this Agreement may be terminated according to this provision by any of the Parties by two months after the receipt of a written notice given by one party to the other, only if any of the Parties are in breach of terms and conditions of this Agreement which can be disputed until proven.

         (a)      Target Default

                  Should GBX fail to achieve any of the targets set out as within the time limits therein specified, EIC shall be entitled to terminate this Agreement provided that:

                  (i) It shall have first given to GBX a Notice of Default containing particulars of the target which GBX has failed to meet; and

                  (ii) GBX does not, within sixty (60) days following the delivery of such Notice, provide EIC with verification that it has achieved such target.

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         (b)      Other Default

                  The parties hereto agree that if either of them is in default with respect to any of the other provisions of this Agreement, the Non-Defaulting Party may give notice to the Defaulting Party specifically designating such default, and within sixty
                  (60) days after its receipt of such notice, the Defaulting Party shall either:

                  (i) Cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

                  (ii) Give the Non-Defaulting Party notice that it denies such default has occurred and is submitting the question to arbitration as herein provided.

         If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration as defined herein.

         If:

                  (i) The default is not so cured or a commencement made on proceedings to cure it, and

                  (ii) Arbitration is not so sought; or the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within sixty (60) days after the rendering of the arbitration award;

         the Non-Defaulting Party shall be entitled to seek any remedy it may have on account of such default.

         (c)      Consequences of Termination

         Following termination, GBX shall no longer have the exclusive right to distribute EIC Products in the Territory and shall instruct all of its Dealers to place all future orders through EIC directly.

         (d)      Return of Materials

         Upon termination, GBX shall no longer represent itself as an authorized seller of EIC Products and shall immediately return to EIC all marketing and promotional materials previously used in advertising and promoting EIC Products. GBX shall not make or retain any copies of any confidential items, materials or information that may have been entrusted to it, and shall cease to use all trademarks, marks and trade names of EIC.

         (e)      Limitation on Liability

         In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of the termination for compensation, reimbursement or

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         damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments made in connection with the business or goodwill of EIC or GBX.

12.      INDEMNIFICATION

         (a)      Indemnification by EIC

                  EIC shall indemnify and hold GBX free and harmless from any and all claims, damages, charges, expenses, suits or actions arising out of the negligence or misrepresentation of EIC.

         (b)      Indemnification by GBX

                  GBX shall indemnify and hold EIC, free and harmless from any and all claims, damages, charges, expenses, suits or actions arising out of defects in the EIC Products caused by EIC or failure of EIC to provide any EIC Products to a customer that has properly ordered through a Distributor or Dealer, or its negligence or misrepresentation

13.      TRADEMARK

         Essential Innovations hereby grants GBX the right to sell the Product(s) bearing the Essential Innovations Trademark and in connection with the use of such Trademark, the Parties agree as follows:

         (a) GBX shall notify Essential Innovations promptly of any suspected infringement or passing off or any pending or threatened litigation or other proceedings concerning the Trademark, which may come to its attention;

         (b) Essential Innovations shall use its best efforts to prosecute, defend and conduct at its own expense all suits involving the Trademark including, without limitation, actions involving infringement or passing off and will undertake any actions or litigate any proceedings reasonably necessary for the protection of the Trademark and GBX shall provide every assistance to Essential Innovations in such defences at the cost of Essential Innovations.

14.      ASSIGNMENT

         Non-Assignability

         The Parties covenant and agree that none of the Parties shall, without the prior written consent of the other, transfer the whole or any part of this Agreement or any of its interest, rights or obligations hereunder. EIC hence acknowledges and agrees to the assignment of the agent to GBX's subsidiary Global Business Exchange Corporation de Mexico S.A. de C. V.

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15.      CONFIDENTIALITY

         (a)      Pricing Specificity

         Essential Innovations, shall not discuss the Purchase Multiplier of GBX with any other entity or person under any circumstances, unless with written approval from GBX. All details of the Purchase Multiplier of GBX are confidential and must remain between Essential Innovations and GBX only, unless with written approval from GBX. All Purchase Multiplier details between GBX and Essential Innovations are to be discussed either in person or by telephone only. This section/provision shall survive the termination of this Agreement.

         (b)      General

         For purposes of this Agreement, the term Confidential Information includes any information in any form or medium, including without limitation written records, documents, computer-readable disks, tapes, printouts, sound recordings, photographs, reproductions, sketches, notes, or copies or excerpts of them, or other documents or materials, that EIC considers confidential, whether or not marked as confidential. Confidential Information includes inventions (as defined below), software, source code, object code, algorithms, procedures, databases, compilations, technical data, formulas, theories, methods, equipment, samples, designs, data, specifications, drawings, blueprints, prototypes, models, business plans, customer lists, contacts and information, sales and marketing reports, proposals, prices, costs, personnel and payroll records, mailing lists, accounting records, and other trade secrets and information concerning the businesses and other ventures which EIC now operates or may operate in the future. For purposes of this Agreement, "Inventions" shall include but not be limited to ideas, improvements, or other Confidential Information, whether or not patentable and whether or not reduced to practice, made or conceived by EIC (whether made during the period of his employment/engagement with EIC, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of EIC or its subsidiaries, or result from or are suggested by any task assigned to GBX or any work performed by him for or on behalf of EIC or its subsidiaries or ventures. For purposes of this Agreement, the terms "contractor," and derivatives thereof include without limitation "consultant" and "independent contractor," and use of the terms "contractor" or derivatives shall not be deemed to create an employer-employee relationship between EIC and the undersigned. In regard to the above, GBX agrees as follows:

                  (i) During the engagement by EIC, GBX will not disclose or make use of any Confidential Information except as necessary for the performance of it's duties as an Exclusive Distributor of EIC or as authorized in writing by EIC;

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                  (ii)     After the engagement by EIC has terminated for any
                           reason, GBX will not disclose or make use of any Confidential Information for any purpose, either on it's own behalf or on behalf of another person, entity, or business;

                  (ii) During the engagement with EIC, GBX will not provide to EIC or make use of any trade secrets or other confidential information belonging to another employer or other third party without the express approval of both EIC and such other employer or other third party.

                  (iv) GBX represents that it is not subject to any confidentiality, non-competition, or other agreement with any other employer or other third party that would conflict with this Agreement or prevent him from performing all his assigned duties as a contractor of EIC.

                  (v) Upon demand by EIC or upon termination of GBX's engagement for any reason, GBX will immediately assemble all property and records of EIC in it's possession or under it's control, including all copies, excerpts, derivations and duplications thereof, and return them promptly and unconditionally to EIC; and

                  (vi) GBX agrees that during it's engagement, and for a period of one (1) year after the termination of it's engagement for any reason, GBX will not knowingly, either directly or indirectly, for itself or for any or entity, hire, solicit or induce (other than to the extent of normal advertising of positions open) any employee, independent contractor or consultant of EIC to leave their employment or engagement or to cease doing business with EIC.

16.      ARBITRATION

         If there is any disagreement between the parties hereto with respect to the terms of this Agreement or the interpretation thereof, the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act in the Country of Canada and in the Province of British Columbia and any amendments thereto, and the determination of such arbitrator will be final and binding upon the parties hereto.

17.      GENERAL CONTRACT PROVISIONS

         (a)      Entire Agreement

                  This Agreement constitutes the entire agreement between the Parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the Parties

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                  hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by the Parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any Party who has not given its consent in writing.

         (b)      Heading

                  The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

         (c)      Severability

                  In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

         (d)      Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and any court of competent jurisdiction in the Province of British Columbia shall have jurisdiction to adjudicate any matter arising out of this Agreement.

         (e)      Interpretation

                  (i) Each provision of this Agreement is declared to constitute a separate and distinct covenant and will be severable from all other such separate and distinct covenants.

                  (ii) If any covenant or provision is determined to be void or unenforceable, in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

                  (iii) The headings in this Agreement form no part of the agreement between the parties and will be deemed to have been inserted for convenience only and will not affect the construction hereof.

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         (f)      Notices

                  All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given by personal delivery or by registered mail, addressed to such other party or delivered to such party as follows:

                  o To Essential Innovations at:

                  ESSENTIAL INNOVATIONS CORPORATION

                  Mr. Steve Wuschke, President/CTO
                  #101 - 5219 192nd Street
                  Cloverdale, British Columbia
                  Canada, V3S 4P6

                  o To Global Business Exchange Corporation at:

                  Global Business Exchange Corporation
                  Tom Sadler, President
                  6345 Adera Street
                  Vancouver, British Columbia
                  Canada, V6M 3J7

                  or at such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed two (2) weeks following the date of mailing thereof provided that if any such notices, requests, demands or other communications shall have been mailed regular mail service. Shall such mail service be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received two (2) weeks after the day following the resumption of normal mail service. In any case of irregularities the party mailing such requests, demands or communications should inform the other party of such irregularities via telephone.

         (g)      Time

                  Time shall be of the essence.

         (h)      Further Assurance

                  The Parties agree to sign such other instruments, cause such meeting to be held, resolutions passed and by-laws enacted, exercise their votes and influence, do and perform and cause to be done and performed such further and other acts and

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                  things as may be necessary or desirable in order to give full effects to this Agreement.

         (i)      Successor and Assigns

                  This Agreement shall endure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

         (j)      Non-Waiver

                  There shall be no waiver by either Party of any breach by the other Party of any of its covenants, obligations or agreement, nor shall any forbearance to seek a remedy for any breach, be considered a waiver of any rights and remedies with respect to such or any subsequent breach.

         (k)      Changes

                  (i) This Agreement shall remain binding and valid in the event that either Party decides to relocate its head office to any other country.

                  (ii) This Agreement supersedes all verbal and written agreements prior to this date. This Agreement also supersedes all other verbal and written agreements that contradict with this Agreement.

         (l)      Contact Information

                  Global Business Exchange Corp and Essential Innovations contact information are as follows:

                  o Essential Innovations Corporation Contact Information:

                  Address: #101 - 5219 192nd Street
                  Cloverdale, British Columbia
                  Canada, V3S 4P6

                  Contact Name & Title: Mr. Steve Wuschke, CTO

                  Telephone: (604) 574 9595
                  Facsimile:   (604) 574 9597

                  E-mail:   swuschke@eitechcorp.com

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                  o Global Business Exchange Corp Contact Information:

                  Address: 6345 Adera Street
                  Vancouver, British Columbia
                  Canada, V6M 3J7

                  Contact Name:  Tom Sadler

                  Telephone: 604-684-4814
                  Facsimile:   604-684-4814

                  E-mail: tsadler@gbxcorp.com

         (m)      Counterparts

                  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

ESSENTIAL INNOVATIONS CORPORATION:

ESSENTIAL INNOVATIONS CORPORATION Authorized Signatory:

(    /s/ Jason McDiarmid     )

Name in Print of ESSENTIAL INNOVATIONS CORPORATION Authorized Signatory:

(   Jason McDiarmid     )

The above signature for ESSENTIAL INNOVATIONS CORPORATION was signed in the presence of witness:

Signature:    /s/ Chantel Jenstad

Name in print of Witness:

(   Chantel Jenstad     )

Global Business Exchange Corporation  Authorized Signatory:

(   /s/ Tom Sadler     )

Name in Print of Global Business Exchange Corporation Authorized Signatory:

(  Tom Sadler     )

The above signature for Global Business Exchange Corporation was signed in the presence of witness:

Signature:   /s/ Chantel Jenstad

Name in print of Witness:

(   Chantel Jenstad     )

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                                  Schedule "A"

                         Required "Territory" Exemptions


         It is agreed, understood and noted between the Parties that prior to the execution of this "Agreement", EIC already had certain "project opportunities" with specific groups or individuals within the "Territory" as defined herein, that would precede the start date of the Agreement, and therefore such "project opportunities" must be exempt from the terms of the Sole Exclusive Distribution Agreement heretofore. Such projects are as follows:

         (1) Novaenergia - Fiesta Americana Hotel - Cozumel

         (2)

         (3)



                                 END OF CONTRACT

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